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                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT (this "Agreement") is made by and between TOWNE SERVICES, INC., a Georgia corporation (the "Company"), and LYNN BOGGS, an individual resident of Georgia (the "Executive"), as of the 8th day of June, 2000 (the "Effective Date").

         The Company desires to employ the Executive as its Chairman and Chief Executive Officer. The Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company is substantial. The Board desires to provide for the employment of the Executive which the Board has determined will reinforce and encourage the dedication of the Executive to the Company and will promote the best interests of the Company and its stockholders. The Executive is willing to serve the Company on the terms and conditions herein provided.

         In consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree that on the Effective Date:

         1. Employment. The Company shall employ the Executive, and the Executive shall serve the Company, as Chairman and Chief Executive Officer upon the terms and conditions set forth herein. The Executive shall have such authority and responsibilities consistent with his position and which may be set forth in the Company's bylaws or assigned by the Board from time to time. The Executive shall devote his full business time, attention, skill and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. The Executive may devote reasonable periods of time to serve as a director or advisor to other organizations, to perform charitable and other community activities, and to manage his personal investments; provided, however, that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Company.

         2. Term. Unless earlier terminated as provided herein, the Executive's employment under this Agreement shall be for a continuing term (the "Term") of two years, which shall be extended automatically (without further action of the Company or the Executive) each day for an additional day so that the remaining term shall continue to be two years; provided, however, that either party may at any time, by written notice to the other, fix the Term to a finite term of two years, without further automatic extension, commencing with the date of such notice.

         3.       Compensation and Benefits.

                  a. The Company shall pay the Executive a salary at a rate of not less than $400,000 per annum in accordance with the salary payment practices of the Company. The Board (or an appropriate committee of the Board) shall review the Executive's salary at least annually and may increase the Executive's base salary if it determines in its sole discretion that an increase is appropriate. The Company shall also pay to the Executive same amount of directors' fees, if any, that are paid to any of the directors.

                  b. The Executive shall participate in a management incentive program and shall be eligible to receive quarterly bonus payments based upon achievement of targeted levels of performance and such other criteria as the Board (or an appropriate committee of the Board) shall establish from time to time pursuant to that program. In addition, the Board shall annually consider the Executive's performance and determine if any additional bonus is appropriate.


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                  c.       The Executive shall participate in the Company's
stock option plan and be eligible for the grant of stock options, restricted stock and other awards thereunder. Executive shall receive the option to purchase 200,000 shares of Company stock. Subject to the terms of the plan, these options shall vest one-third upon the Effective Date, one-third upon the earlier of the first anniversary of the Effective Date and one-third upon the earlier of the second anniversary of the Effective Date, or upon a Change in Control (as defined below).

                  d. The Executive shall participate in all retirement, welfare, deferred compensation, life and health insurance, and other benefit plans or programs of the Company now or hereafter applicable to the Executive or applicable generally to employees of the Company or to a class of employees that includes senior executives of the Company; provided, however, that during any period during the Term that the Executive is subject to a Disability, and during the 365-day period of physical or mental infirmity leading up to the Executive's Disability, the amount of the Executive's compensation provided under this
Section 3 shall be reduced by the sum of the amounts, if any, paid to the Executive for the same period under any disability benefit or pension plan of the Company or any of its subsidiaries.

                  e. The Company shall provide to the Executive an automobile owned or leased by the Company of a make and model appropriate to the Executive's status or an automobile allowance of up to $750.00 per month, at the Company's election. The Company shall also reimburse all reasonable expenses incurred by the Executive in connection with the operation and maintenance of the automobile, including for gasoline, insurance, tires and similar items.

                  f. The Company shall reimburse the Executive's reasonable expenses for dues and capital assessments for country and dining club memberships currently held by the Executive; provided, however, that if the Executive during the term of his employment with the Company ceases his membership in any such clubs and any bonds or other capital payments made by the Company are repaid to the Executive, the Executive shall pay over such payments to the Company.

                  g. The Company shall reimburse the Executive for travel, seminar, and other expenses related to the Executive's duties which are incurred and accounted for in accordance with the historic practices of the Company.

                  h. The Company shall reimburse the Executive for the cost of 6 months living accommodations in Atlanta, Georgia.

         4.       Termination.

                  a. The Executive's employment under this Agreement may be terminated prior to the end of the Term only as follows:

                  (i)      upon the death of the Executive;

                  (ii) by the Company due to the Disability of the Executive upon delivery of a Notice of Termination to the Executive;

                  (iii) by the Company for Cause upon delivery of a Notice of Termination to the Executive; and


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                           (iv)     by the Executive for any reason upon
         delivery of a Notice of Termination to the Company.

                           (v) by the Company for any reason on January 21, 20001, and upon delivery of a Notice of Termination to the Executive on this same date. If there is a change of control within ninety (90) days of January 21, 2001 and assuming the Executive was terminated on January 21, 2001, Executive shall be deemed to have been terminated due to a change of control.

                           b.       If the Executive's employment with the
Company shall be terminated during the Term (i) by reason of the Executive's death, or (ii) by the Company for Disability or Cause, the Company shall pay to the Executive (or in the case of his death, the Executive's estate) within fifteen days after the Termination Date a lump sum cash payment equal to the Accrued Compensation and, if such termination is other than by the Company for Cause, the Pro Rata Bonus.

                           c.       If the Executive's employment with the
Company shall be terminated by the Company in violation of this Agreement or by the Executive for any reason after a Change in Control, in addition to other rights and remedies available in law or equity, the Executive shall be entitled to the following:

                           (i) the Company shall pay the Executive in cash within fifteen days of the Termination Date an amount equal to all Accrued Compensation and the Pro Rata Bonus;

                           (ii) the Company shall pay to the Executive in cash at the end of each of the 24 consecutive 30-day periods following the Termination Date an amount equal to one-twelfth of the sum of the Base Amount and the Bonus Amount;

                           (iii)    the restrictions on any outstanding
         incentive awards (including stock options) granted to the Executive under any stock option or other incentive plan or arrangement shall lapse and such incentive award shall become 100% vested, all stock options and stock appreciation rights granted to the Executive shall become immediately exercisable and shall become 100% vested, and all stock options granted to the Executive shall become 100% vested; and

                           (iv)     the Company shall continue to provide
Executive company employee benefits during the period as stated in 4c(ii). Those company employee benefits will the same as those being offered to Executive as set forth in 3d, 3e and 3f.

                           (d)      If the Executive's employment with the
Company shall be terminated by the Company for any reason on January 21, 2001, as stated in 4a(v):

                           (i)      the termination provisions of 4c(i), 4c(iii)
and 4c(iv) shall remain the same and

                           (ii)     the Company shall pay to the Executive in
cash at the end of each of the 6 consecutive 30-day periods following the Termination Date an amount equal to one-twelfth of the sum of the Base Amount and the bonus Amount.

                           e.       The Executive shall not be required to
mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.


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                           f.       In the event that any payment or benefit
(within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")) to the Executive or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                           g.       The severance pay and benefits provided for
in this Section 4 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any Company severance or termination plan, program, practice or arrangement. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's employee benefit plans and other applicable programs, policies and practices then in effect.

                  5. Trade Secrets. The Executive shall not, at any time, either during the Term of his employment or after the Termination Date, use or disclose any Trade Secrets of the Company, except in fulfillment of his duties as the Executive during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.

                  6.       Successors; Binding Agreement.

                           a.       This Agreement shall be binding upon and
shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

                           b.       Neither this Agreement nor any right or
interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

                  7. Fees and Expenses. The Company shall pay all legal fees and related expenses (including but not limited to the costs of experts, accountants and counsel) incurred by the Executive as they become due as a result of (a) the Executive's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment) and (b) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement; provided, however, that the total cost of Executive's representation shall not exceed $30,000.

                  8. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to the Company shall be directed to the attention of the Board with a


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copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof.

                  9. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others. The Company may, however, withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                  10. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                  11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof.

                  12. Arbitration. Any controversy or claim against either party arising from, out of or relating to this Agreement, the breach thereof (other than controversies or claims arising from, out of or relating to this Agreement, the breach thereof (other than controversies or claims arising from, out of or relating to the provisions in Section 5 above, which may be litigated in a court of competent jurisdiction), or the employment or termination thereof of Executive by the Company which would give rise to a claim under federal, state or local law (including but not limited to claims based in tort or contract, claims for discrimination under state or federal law, and/or claims for violation of any federal, state or local law, statute or regulation) ("Claims") shall be submitted to an impartial mediator ("Mediator") selected jointly by the parties. Both parties shall attend a mediation conference and attempt to resolve any and all Claims. If they are not able to resolve all Claims, any unresolved Claims, including any dispute as to whether a matter constitutes a Claim which must be submitted to arbitration, shall be determined by final and binding arbitration in Georgia in accordance with the Model Employment Dispute Resolution Rules ("Rules") of the American Arbitration Association, by an experienced employment arbitrator licensed to practice law in the State of Georgia in accordance with the Rules, except as herein specified. The arbitrator shall be selected by alternate striking from a list of six arbitrators, half of which shall be supplied by the Company and half by Executive. The party not initiating the arbitration shall strike first. The process shall be repeated twice until an arbitrator is selected. If an arbitrator is still not selected, the Mediator shall provide a list of three names which will be alternately struck, with the party initiating the arbitration striking first, until a selection is made.

         A demand for arbitration shall be made within a reasonable time after the Claim has arisen. In no event shall the demand for arbitration be made after the date when institution of legal and/or equitable proceedings based on such Claim would be barred by the applicable statute of limitations. Each party to the arbitration will be entitled to be represented by counsel and will have the opportunity to take one deposition of an opposing party or witness before the arbitration hearing. By mutual agreement of the parties, additional depositions may be taken. The arbitrator shall have the authority to hear and grant a motion to dismiss and/or for summary judgment, applying the standards governing such motions under the


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Federal Rules of Civil Procedure. Each party shall have the right to subpoena witnesses and documents for the arbitration hearing. A court reporter shall record all arbitration proceedings.

         With respect to any Claim brought to arbitration hereunder, either party may be entitled to recover whatever damages would otherwise be available to that party in any legal proceeding based upon the federal and/or state law applicable to the matter and as specified by Section 11. The decision of the arbitrator may be entered and enforced in any court of competent jurisdiction by either the Company or Executive. Each party shall pay the fees of their respective attorneys (except as otherwise awarded by the arbitrator), the expenses of their witnesses and any other expenses connected with presenting their Claim or defense. Other costs of the arbitration, including the fees of the Mediator, the arbitrator, the cost of any record or transcript of the arbitration, administrative fees, and other fees and costs, shall be borne equally by the parties, one-half by Executive, on the one hand, and one-half by the Company, on the other hand. Should Executive or the Company pursue any dispute or matter covered by this Section by any method other than said arbitration, the responding party shall be entitled to recover from the other party all damages, costs, expenses, and attorneys' fees incurred as a result of such action. The provisions contained in this Section 12 shall survive the termination and/or expiration of this Agreement.

         The parties indicate their acceptance of the foregoing arbitration requirement by initialing below:

             /s/ F.W.B.                            /s/ G.L.B
         -----------------------------        -----------------------------
         For the Company                      Executive

                  13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

                  15. Headings. The headings of Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

                  16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  17. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                           a.       "Accrued Compensation" shall mean an amount
which shall include all amounts earned or accrued through the Termination Date but not paid as of the Termination Date including (i) base salary, (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, and
(iii) bonuses and incentive compensation (other than the Pro Rata Bonus).

                           b.       "Act" shall mean the Securities Act of 1933,
as amended.


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                           c.       "Base Amount" shall mean the greater of the
Executive's annual base salary (i) at the rate in effect on the Termination Date or (ii) at the highest rate in effect at any time during the 90-day period prior to the Change in Control, and shall include all amounts of his base salary that are deferred under the qualified and non-qualified employee benefit plans of the Company or any other agreement or arrangement.

                           d.       "Board" shall have the meaning set forth in
the recitals.

                           e.       "Bonus Amount" shall mean the greater of (i)
the most recent annual bonus paid or payable to the Executive, or, if greater, the annual bonus paid or payable for the full fiscal year ended prior to the fiscal year during which a Change in Control occurred or (ii) the average of the annual bonuses paid or payable during the three full fiscal years ended prior to the Termination Date or, if greater, the three full fiscal years ended prior to the Change in Control (or, in each case, such lesser period for which annual bonuses were paid or payable to the Executive).

                           f.       The termination of the Executive's
employment shall be for "Cause" if it is a result of:

                           (i) any act that (A) constitutes, on the part of the Executive, fraud, dishonesty, gross malfeasance of duty, or conduct grossly inappropriate to the Executive's office, and (B) is demonstrably likely to lead to material injury to the Company or resulted or was intended to result in direct or indirect gain to or personal enrichment of the Executive; or

                           (ii) the conviction (from which no appeal may be or is timely taken) of the Executive of a felony;

provided, however, that in the case of clause (i) above, such conduct shall not constitute Cause:

                           (x) unless (A) there shall have been delivered to the Executive a written notice setting forth with specificity the reasons that the Board believes the Executive's conduct constitutes the criteria set forth in clause (i), (B) the Executive shall have been provided the opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires), and
         (C) after such hearing, the termination is evidenced by a resolution adopted in good faith by two-thirds of the members of the Board (other than the Executive); or

                           (y) if such conduct (A) was believed by the Executive in good faith to have been in or not opposed to the interests of the Company, and (B) was not intended to and did not result in the direct or indirect gain to or personal enrichment of the Executive.

                           g.       A "Change in Control" shall mean the
occurrence during the Term of any of the following events:

                           (i) An acquisition (other than directly from the Company) (NEED TO DISCUSS ACQUISITION FROM COMPANY?) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 25% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a


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         Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as hereinafter defined).

                           (ii) The individuals who, as of the date of this Agreement, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                           (iii)    Approval by stockholders of the Company of:

                                    (A)  (1)          A merger, consolidation or
                                                      reorganization involving
                                                      the Company, unless

                                         (x)          the stockholders of the
                                                      Company, immediately
                                                      before such merger,
                                                      consolidation or
                                                      reorganization, own,
                                                      directly or indirectly,
                                                      immediately following
                                                      such merger,
                                                      consolidation or
                                                      reorganization, at least
                                                      two-thirds of the
                                                      combined voting power of
                                                      the outstanding voting
                                                      securities of the
                                                      corporation resulting
                                                      from such merger or
                                                      consolidation or
                                                      reorganization (the
                                                      "Surviving Corporation")
                                                      in substantially the same
                                                      proportion as their
                                                      ownership of the Voting
                                                      Securities immediately
                                                      before such merger,
                                                      consolidation or
                                                      reorganization, and

                                         (y)          the individuals who were
                                                      members of the Incumbent
                                                      Board immediately prior
                                                      to the execution of the
                                                      agreement providing for
                                                      such merger, consolidation
                                                      or reorganization
                                                      constitute at least
                                                      two-thirds of the members
                                                      of the board of directors
                                                      of the Surviving
                                                      Corporation;

                                         (A transaction described in clauses (x)
                                         and (y) shall herein be referred to as
                                         a "Non-Control Transaction").

                           (iv) Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or


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         in anticipation of, a Change in Control which actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

                           (v) the sale by Company of a substantial portion of its assets.

                           h.       "Disability" shall mean a physical or mental
infirmity which impairs the Executive's ability to substantially perform his duties with the Company for a period of 180 consecutive days, as determined by an independent physician selected with the approval of both the Company and the Executive.

                           i.       "Notice of Termination" shall mean a written
notice of termination from the Company or the Executive which specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                           j.       "Pro Rata Bonus" shall mean an amount equal
to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

                           k.       "Successors and Assigns" shall mean a
corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement), whether by operation of law or otherwise.

                           l.       "Termination Date" shall mean, in the case
of the Executive's death, his date of death, and in all other cases, the date specified in the Notice of Termination.

                           m.       "Trade Secrets" shall mean any information,
including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, information on customers, or a list of actual or potential customers or suppliers, which: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.


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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its seal to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed and sealed this Agreement, effective as of the date first above written.

                                  TOWNE SERVICES, INC.
ATTEST:



By: /s/ Cleve B. Shultz           By: /s/ Frank W. Brown
    --------------------------        ------------------------------------------
    Name:  Cleve B. Shultz            Name:  Frank W. Brown
    Title: Secretary                  Title: Chairman of the Compensation
                                             Committee of the Board of Directors

      (CORPORATE SEAL)

                                  EXECUTIVE



                                  /s/ G. Lynn Boggs
                                  ----------------------------------------------
                                  G. LYNN BOGGS


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